EXHIBIT 4.1


 ============================================================================

                              PURCHASE AGREEMENT

                                 by and among

                      HALLMARK FINANCIAL SERVICES, INC.,

                                     and

                  SAMUEL M. CANGELOSI, DONATE A. CANGELOSI,

                             and DONALD E. MEYER


                         DATED AS OF NOVEMBER 9, 2005

 ============================================================================

                This Agreement is subject to arbitration under
                  the rules and regulations of the American
                     Arbitration Association as provided
                             in Article X hereof.

                              TABLE OF CONTENTS

                                                                         Page


 ARTICLE I TERMS OF THE PURCHASE AND SALE................................  2
      Section 1.1    Sale of Shares......................................  2
      Section 1.2    Purchase Price......................................  2
      Section 1.3    Payment of the Purchase Price.......................  2
      Section 1.4    TGA Contingent Purchase Price.......................  3
      Section 1.5    Non-Compete Payments................................  4
      Section 1.6    Letter of Credit....................................  4
      Section 1.7    Effective Date of Purchase and Sale.................  4

 ARTICLE II CLOSING......................................................  4
      Section 2.1    Closing.............................................  4
      Section 2.2    Deliveries by the Sellers...........................  4
      Section 2.3    Deliveries by Purchaser.............................  5
      Section 2.4    Simultaneous Deliveries.............................  6

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS...................  6
      Section 3.1    Title to Shares.....................................  6
      Section 3.2    Power and Authority.................................  6
      Section 3.3    Execution and Validity..............................  6
      Section 3.4    No Conflict; Consents...............................  6
      Section 3.5    Company Organization; Good Standing; Delivery of
                     Charter Documents...................................  7
      Section 3.6    Corporate Power and Authority.......................  7
      Section 3.7    Capitalization......................................  7
      Section 3.8    No Undisclosed Liabilities..........................  7
      Section 3.9    Sufficiency and Condition of and Title to the
                     Company Assets......................................  7
      Section 3.10   Real and Personal Property..........................  8
      Section 3.11   Compliance with Laws................................  8
      Section 3.12   Insurance...........................................  8
      Section 3.13   Contracts...........................................  9
      Section 3.14   Litigation; Orders..................................  9
      Section 3.15   Permits.............................................  9
      Section 3.16   Intangible Assets...................................  9
      Section 3.17   Employees........................................... 10
      Section 3.18   Employee Benefits................................... 10
      Section 3.19   Taxes............................................... 12
      Section 3.20   Bank Accounts; Powers of Attorney................... 12
      Section 3.21   Affiliated Transactions............................. 12
      Section 3.22   Books and Records................................... 12
      Section 3.23   Full Disclosure.,,,................................. 13
      Section 3.24   Brokers............................................. 13
      Section 3.25   Absence of Sensitive Payment........................ 13
      Section 3.26   Financial Statements................................ 13

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.................. 13
      Section 4.1    Organization; Good Standing; Delivery of Charter
                     Documents........................................... 13
      Section 4.2    Power and Authority................................. 14
      Section 4.3    Authorization; Execution and Validity............... 14
      Section 4.4    No Conflict; Purchaser Consents..................... 14
      Section 4.5    Full Disclosure..................................... 14
      Section 4.6    Brokers............................................. 14

 ARTICLE V COVENANTS OF SELLERS.......................................... 14
      Section 5.1    Cooperation of the Sellers.......................... 14
      Section 5.2    Pre-Closing Access to Information................... 14
      Section 5.3    Conduct of Business................................. 14
      Section 5.4    No Business Changes................................. 15
      Section 5.5    Permitted Actions................................... 15
      Section 5.6    Supplements to Schedules............................ 16
      Section 5.7    Standstill.......................................... 17
      Section 5.8    Discharge of Encumbrances........................... 17
      Section 5.9    Non-Disclosure; Non-Competition; Non-Solicitation... 17

 ARTICLE VI COVENANTS OF PURCHASER....................................... 19
      Section 6.1    Cooperation by Purchaser............................ 19
      Section 6.2    Confidentiality Agreement........................... 19

 ARTICLE VII MUTUAL COVENANTS............................................ 19
      Section 7.1    Fees and Expenses................................... 19
      Section 7.2    Governmental Consents............................... 20
      Section 7.3    Consents to Assign Leases and Contracts............. 20
      Section 7.4    Permits............................................. 20
      Section 7.5    Further Assurances.................................. 20
      Section 7.6    Supplemental Agreements and Consents................ 21
      Section 7.7    Tax Matters......................................... 21
      Section 7.8    Employee Benefit Plans; Employment.................. 21

 ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING............................ 22
      Section 8.1    Conditions Precedent to Purchaser's Obligations..... 22
      Section 8.2    Conditions Precedent to the Sellers' Obligations.... 23

 ARTICLE IX TERMINATION PRIOR TO CLOSING................................. 24
      Section 9.1    Termination of Agreement............................ 24
      Section 9.2    Procedure Upon Termination.......................... 24

 ARTICLE X INDEMNIFICATION AND OFFSET.................................... 24
      Section 10.1   Indemnification by Sellers.......................... 24
      Section 10.2   Indemnification by Buyer............................ 24
      Section 10.3   Claims for Indemnification.......................... 25
      Section 10.4   Defense by Indemnifying Party....................... 25
      Section 10.5   Offset.............................................. 25

 ARTICLE XI ARBITRATION AND EQUITABLE REMEDIES........................... 26
      Section 11.1   Settlement Meeting.................................. 26
      Section 11.2   Arbitration Proceedings............................. 26
      Section 11.3   Place of Arbitration................................ 26
      Section 11.4   Discovery........................................... 27
      Section 11.5   Equitable Remedies.................................. 27
      Section 11.6   Exclusive Jurisdiction.............................. 27
      Section 11.7   Judgments........................................... 27
      Section 11.8   Expenses............................................ 27
      Section 11.9   Cost of the Arbitration............................. 27
      Section 11.10  Exclusivity of Remedies............................. 27

 ARTICLE XII MISCELLANEOUS............................................... 27
      Section 12.1   Amendment........................................... 27
      Section 12.2   Counterparts........................................ 27
      Section 12.3   Entire Agreement.................................... 28
      Section 12.4   Expenses............................................ 28
      Section 12.5   GOVERNING LAW....................................... 28
      Section 12.6   Consent to Service of Process....................... 28
      Section 12.7   No Assignment....................................... 28
      Section 12.8   No Third Party Beneficiaries........................ 28
      Section 12.9   Notices............................................. 28
      Section 12.10  Public Announcements................................ 29
      Section 12.11  Representation by Legal Counsel..................... 30
      Section 12.12  Schedules........................................... 30
      Section 12.13  Severability........................................ 30
      Section 12.14  Specific Performance................................ 30
      Section 12.15  Successors.......................................... 30
      Section 12.16  Time of the Essence................................. 30
      Section 12.17  Waiver.............................................. 30

 SCHEDULES
      Schedule 1.1      Shares
      Schedule 3.7      Capitalization
      Schedule 3.8      Undisclosed Liabilities
      Schedule 3.10(b)  Leased Real Property
      Schedule 3.10(c)  Owned Personal Property
      Schedule 3.10(d)  Leased Personal Property
      Schedule 3.10(e)  Personal Property Owned by Others
      Schedule 3.12     Insurance
      Schedule 3.13     Contracts
      Schedule 3.14     Litigation
      Schedule 3.15     Permits
      Schedule 3.16(a)  Owned Intangible Assets
      Schedule 3.16(b)  Licensed Intangible Assets
      Schedule 3.17(a)  Employees
      Schedule 3.17(b)  Employee Contracts
      Schedule 3.18(a)  Identification of Company Plans and Exceptions
      Schedule 3.19(c)  Taxes
      Schedule 3.20     Bank Accounts; Powers of Attorney
      Schedule 3.21     Affiliated Transactions
      Schedule 3.26     Financial Statements
      Schedule 5.8      Encumbrances Not Discharged
      Schedule 7.3(b)   Pre-Closing; Required Consents
      Schedule 7.4(b)   Pre-Closing; Required Permits
      Schedule 7.8(a)   Assumed Plans



 EXHIBITS

      Exhibit A         Form of Promissory Note
      Exhibit B         Form of Employment Agreement

                              PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (this "Agreement"), dated as of November 9, 2005 (the "Signing Date"), is made by and among Hallmark Financial Services, Inc., a Nevada corporation ("Purchaser"), Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer (individually, a "Seller" and, collectively, the "Sellers").

                            PRELIMINARY STATEMENTS

       A. The Sellers collectively own: (i) all of the issued and outstanding shares of the Class A common stock, no par value per share (the "TGA Stock"), of Texas General Agency, Inc., a Texas corporation ("TGA"), which shares constitute all the issued and outstanding equity securities of TGA; and (ii) all of the issued and outstanding shares of the common stock, $1.00 par value per share (the "TGASRI Stock"), of TGA Special Risk, Inc., a Texas corporation ("TGASRI"), which shares constitute all the issued and outstanding equity securities of TGASRI.

       B. TGA owns all of the issued and outstanding shares of the common stock, $1.00 par value per share (the "GSIC Stock"), of Gulf States
  Insurance Company, an Oklahoma corporation ("GSIC"), which shares constitute all of the issued and outstanding equity securities of GSIC.

       C. The TGA Stock and the TGASRI Stock are collectively referred to as the "Stock."

       D. TGA, GSIC, and TGASRI are collectively referred to herein as the "Companies" or individually as a "Company".

       E. Purchaser and the Sellers are collectively referred to herein as the "Parties" or individually as a "Party."

       F. The  Sellers  desires  to  sell,  and  the  Purchaser  desires   to
  purchase, all of the Stock on the terms and subject to the conditions set forth in this Agreement.

       G. Capitalized terms used in this Agreement and rules of construction are defined or indexed in Appendix A for the convenience of the reader and in order to eliminate the need for cross-references. Appendix A is incorporated herein by this reference.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                  ARTICLE I
                                  ---------
                        TERMS OF THE PURCHASE AND SALE
                        ------------------------------

      Section 1.1   Sale of Shares.
                    --------------

   Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, at the Closing each Seller shall sell and assign to Purchaser, and Purchaser shall purchase and acquire from each Seller, the number of shares of the Stock listed on
 Schedule 1.1 opposite the name of such Seller (collectively, the "Shares"), in each case free and clear of all Encumbrances, for the Purchase Price set forth in Section 1.2 hereof. Such Shares shall represent all of the issued and outstanding capital stock of any class of TGA and TGASRI.

      Section 1.2   Purchase Price.
                    --------------

   The total consideration for the Shares (the "Total Purchase Price") shall be an amount equal to up to $44,900,000.00, consisting of the sum of:

      (a) For the purchase of the TGA Stock, an aggregate amount equal to up to $44,700,000.00, consisting of an unconditional consideration of $36,700,000.00 (the "TGA Base Purchase Price") plus additional contingent consideration of up to $8,000,000.00 (the "TGA Contingent Purchase Price"), as provided in Section 1.4 hereof (the TGA Base Purchase Price and TGA Contingent Purchase Price are collectively referred to herein as the "TGA Purchase Price"); plus,

      (b) For the purchase of the TGASRI Stock, an aggregate amount equal to $200,000.00 (the "TGASRI Purchase Price").

      Section 1.3   Payment of the Purchase Price.
                    -----------------------------

   The TGA Purchase Price and the TGASRI Purchase Price shall be payable to the Sellers in proportion to their ownership of the TGA Stock and the TGASRI Stock, respectively, in each case as set forth in Schedule 1.1. The Total Purchase Price shall be payable to the Sellers as follows:

      (a) At the Closing, Purchaser shall pay to the Sellers an aggregate of $13,150,000.00, consisting of the TGASRI Purchase Price and $12,950,000.00 of the TGA Base Purchase Price. Such payments shall be by Purchaser's checks or by wire transfers of immediately available funds to the bank account(s) set forth on a notice given to the Purchaser by the Sellers at least three (3) business days prior to the Closing Date.

      (b) The balance of the TGA Base Purchase Price shall be payable by the Purchaser to the Sellers in two installments of (i) $14,250,000.00, due on or before the first anniversary of the Effective Date, and (ii) $9,500,000.00, due on or before the second anniversary of the Effective Date. The balance of the TGA Base Purchase Price shall be evidenced by promissory notes (collectively, the "Notes" and, individually, a "Note") issued by Purchaser to the Sellers in substantially the form of Exhibit A.

      (c) The TGA Contingent Purchase Price, if any, shall be payable by the Purchaser to the Sellers on or before March 30, 2009; provided, however, that the Sellers may defer payment of the TGA Contingent Purchase Price to March 30 of any subsequent calendar year in accordance with Section 1.4. Such payment, if any, shall be by Purchaser's checks or by wire transfers of immediately available funds to the bank account(s) set forth on a notice given to the Purchaser by the Sellers at least three (3) business days prior to the due date of the TGA Contingent Purchase Price.

      Section 1.4   TGA Contingent Purchase Price.
                    ------------------------------

     Payment of any TGA Contingent Purchase Price is conditioned on the Sellers' compliance with the covenants contained in Section 5.9 hereof and TGA achieving the following operational objectives for 2006, 2007 and 2008 years: (i) gross premium production, net of cancellations, within the markets in which TGA operated as of the Effective Date at an average compound annual growth rate of at least two percent (2%) (the "Growth Factor"); and (ii) a three year accident year loss and loss adjustment
 expense ratio  ("3-Year LLAE  Ratio") of  less than  65%.   If Sellers  have
 complied with the covenants contained in Section 5.9 hereof and both operational objectives have been satisfied, the amount of the TGA Contingent Purchase Price shall be equal to the product of (x) $8,000,000.00, times (y) 65% minus the greater of the 3-Year LLAE Ratio or 60%, divided by (z) five percent (5%).

      (a) By way of illustration, if TGA's gross premium production, net of cancellations, for the 2005 calendar year was $100,000,000, in order to achieve the 2% Growth Factor, TGA would be required to generate cumulative gross premiums, net of cancellations, during the 2006, 2007 and 2008 calendar years of at least $312,160,080, calculated as follows:

    [($100,000,000 x 1.02) + ($100,000,000 x 1.02 x 1.02) + ($100,000,000 x
                           1.02 x 1.02 x 1.02)]  =

         [$102,000,000 + $104,040,000 + $106,120,800] = $312,160,080

      (b) For purposes hereof, the 3-Year LLAE Ratio shall be computed as the ratio of the incurred losses and loss adjustment expenses for the 2006, 2007 and 2008 accident years to the net premiums earned for the same period, all in accordance with statutory insurance accounting principles consistently applied. The calculation of the 3-Year LLAE Ratio shall include a reserve for incurred but not reported claims ("IBNR") determined by Tillinghast, or other actuary mutually agreeable to the Parties, on the basis of an analysis of data specific to TGA. By way of illustration, if TGA has achieved the 2% Growth Factor and a 3-Year LLAE Ratio of 61.0%, the TGA Contingent Purchase Price due Sellers would be $6,400,000, calculated as follows:

                (.65 - .61) / .05 x $8,000,000 = $6,400,000

      (c) In the event TGA has achieved the 2% Growth Factor, the Purchaser shall deliver to the Sellers on or before March 1, 2009, a notice describing in reasonable detail the Purchaser's calculation of the 3-Year LLAE Ratio, including the IBNR reserve included therein, and the amount of the TGA Contingent Purchase Price. In the event TGA has achieved the 2% Growth Factor but the Sellers do not agree with the IBNR reserve used in the calculation of the 3-Year LLAE Ratio, the Sellers may, by written notice to the Purchaser executed by at least two (2) of the Sellers and delivered to the Purchaser on or before March 15, 2009, defer the payment of the TGA Contingent Purchase Price, if any, for one (1) year to permit the continued development of loss and loss adjustment expense for the 2006, 2007 and 2008 accident years. The same procedure shall be used in each successive year until such time as the Sellers have not timely notified the Purchaser of their election to defer payment of the TGA Contingent Purchase Price, at which time payment of the TGA Contingent Purchase Price shall be due and payable within fifteen (15) calendar days.

      (d) Notwithstanding the foregoing provisions of this Section 1.4, any TGA Contingent Purchase Price otherwise payable to the Sellers shall be reduced by such amount (not in excess of the TGA Contingent Purchase Price otherwise payable) as TGA shall have paid at the written instructions of the Sellers to employees of TGA as one-time incentive bonuses.

      Section 1.5   Non-Compete Payments.
                    --------------------

     In addition to the Total Purchase Price, the Purchaser shall pay to the Sellers an aggregate amount of $2,000,000.00 (the "Non-Compete Payments") in consideration of their compliance with the restrictive covenants contained in Section 5.9 hereof. The Non-Compete Payments shall be paid to the Sellers in proportion to their ownership of the TGA Stock, as set forth in
 Schedule 1.1, and shall be payable (i) an aggregate of $750,000.00 at the Closing, (ii) an aggregate of $750,000.00 on or before the first anniversary of the Effective Date, and (iii) an aggregate of $500,000.00 on or before the second anniversary of the Effective Date. All Non-Compete Payments shall be by Purchaser's checks or by wire transfers of immediately available funds to the bank account(s) set forth on a notice given to the Purchaser by the Sellers at least three (3) business days prior to the due date of each payment. The Purchaser and the Sellers agree that they shall not take any position or action inconsistent with the foregoing determination of the amount of the Non-Compete Payments in the filing of any federal income tax returns.

      Section 1.6   Letter of Credit.
                    ----------------

     The Purchaser's payment of the Notes and the Non-Compete Payments shall be secured by a letter of credit issued by a federally chartered banking institution reasonably acceptable to Sellers or other security reasonably acceptable to the Sellers. For so long as any portion of the Notes or the Non-Compete Payments remains unpaid, such letter of credit or other security shall be maintained by the Purchaser in an amount not less than the aggregate unpaid balance of the Notes and the Non-Compete Payments.

      Section 1.7   Effective Date of Purchase and Sale.
                    -----------------------------------

     The Parties hereto agree that the effective date for the sale of the Shares shall be the earlier of the Closing Date or January 1, 2006 (the "Effective Date").

                                 ARTICLE II
                                 ----------
                                  CLOSING
                                  -------
      Section 2.1   Closing.
                    -------

     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mark Holland, P.C., 9901 IH-10 West, Suite 795, San Antonio, Texas 78230 on the first business day of the calendar month following the date on which all of the conditions set forth in Article VIII, to the extent not waived, are satisfied. The Closing may be postponed to such other date as the Parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

      Section 2.2   Deliveries by the Sellers.
                    -------------------------

   At the Closing, the Sellers or each Seller, as the case may be, shall deliver the following:

      (a) the closing and secretary's certificates referred to in Section 8.1(e) and Section 8.1(f);

      (b) certificates representing the number of Shares of TGA and TGASRI, as applicable, listed on Schedule 1.1 opposite the name of each Seller, in each case duly endorsed in blank or accompanied by duly executed stock transfer powers in favor of Purchaser dated the Effective Date;

      (c) a certificate dated within ten (10) business days prior the Closing Date from the Secretary of State (or other proper official) of the jurisdiction of formation of each Company certifying as to each Company's valid existence and good standing in such jurisdiction;

      (d) the recorded Charter Documents of each Company, recently certified by the Secretary of State (or other proper official) of the jurisdiction of formation of each Company;

      (e) all Books and Records of each Company;

      (f) executed   counterparts  of  all  Required  Consents  and   Required
 Permits;

      (g) a receipt for the payment of the TGASRI Purchase Price and that portion of the TGA Base Purchase Price paid at Closing;

      (h) each of the agreements referred to in Section 7.6(a) to which any Seller is a party, each executed by the appropriate Seller(s);

      (i) each of the consents referred to in Section 7.6(b);

      (j) a written opinion of counsel to the Sellers addressed to the Purchaser confirming that the representations and warranties contained in
 Section 3.1 through Section 3.7 hereof are true, correct and complete and that, to the best of such counsel's knowledge, the Sellers' other representations and warranties are true, correct and complete, which opinion shall be in form and substance reasonably satisfactory to the Purchaser and its counsel; and

      (k) all other previously undelivered documents, instruments and writings required to be delivered by the Sellers to Purchaser at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 2.3   Deliveries by Purchaser.
                    -----------------------

     At the Closing, Purchaser shall deliver, or cause to be delivered, to the Sellers the following:

      (a) the TGASRI Purchase Price and that portion of the TGA Base Purchase Price payable at Closing in accordance with Section 1.3, together with that portion of the Non-Compete Payments payable at Closing in accordance with
 Section 1.5;

      (b) the Notes;

      (c) a  letter of  credit or other  security in  accordance with Section
 1.6;

      (d) the closing and secretary's certificates referred to in Sections 8.2(d) and 8.2(e);

      (e) each of the agreements referred to in Section 7.6(a) to which Purchaser is a party, each executed by Purchaser;

      (f) all other previously undelivered documents, instruments and writings required to be delivered by Purchaser to the Sellers at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as the Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 2.4   Simultaneous Deliveries.
                    -----------------------

     The delivery of the documents required to be delivered at the Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery shall be effective until each Party has received, or waived receipt of, all the documents that this Agreement entitles such Party to receive.


                                 ARTICLE III
                                 -----------
                  REPRESENTATIONS AND WARRANTIES OF SELLERS
                  -----------------------------------------

      Each Seller, jointly and severally, hereby represents and warrants to Purchaser that the statements made in this Article III are true, correct and complete.

      Section 3.1   Title to Shares.
                    ---------------

     Each Seller is the record and beneficial owner of the number of Shares of TGA and TGASRI listed on Schedule 1.1 opposite the name of such Seller, free and clear of all Encumbrances. TGA is the record and beneficial owner of the GSIC Stock free and clear of all Encumbrances. At the Closing, each Seller will transfer to Purchaser its entire right, title and interest in and to the Shares free and clear of all Encumbrances.

      Section 3.2   Power and Authority.
                    -------------------

     Each Seller has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which such Seller is a party.

      Section 3.3   Execution and Validity.
                    ----------------------

     Each of the Transaction Documents, when executed by each Seller and delivered to Purchaser, will constitute a valid, legal and binding obligation of such Seller, enforceable against such Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

      Section 3.4   No Conflict; Consents.
                    ---------------------

     The  execution,  delivery  and  performance  by  each  Seller  of   each
 Transaction Document will not (a) violate any Law, (b) violate any of the Charter Documents of any of the Companies, (c) violate any Order to which such Seller or any of the Companies is a party or by which such Seller, any of the Companies or any of their respective assets are bound, (d) result in the creation of any Encumbrance on any of the Shares, or (e) require any Consent from any Person that will not be obtained and delivered on or before the Closing.

      Section 3.5   Company Organization; Good Standing; Delivery of Charter
                    --------------------------------------------------------
                    Documents.
                    ---------

     Each Company is a  corporation duly organized,  validly existing and  in good standing under the laws of the state in which such Company is incorporated. Each Company is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of such Company's business makes qualification or licensing necessary. Prior to the Signing Date, each Company has delivered, or caused to be delivered, to Purchaser true and complete copies of the Charter Documents of such Company as in effect on the Signing Date.

      Section 3.6   Corporate Power and Authority.
                    -----------------------------

     Each Company has all the requisite corporate power and authority necessary to own, operate and lease its assets and to carry on its business as and where conducted.

      Section 3.7   Capitalization.
                    --------------

     Schedule 3.7 lists the total number of authorized, issued and outstanding shares of all classes of the capital stock of each Company and the record holder(s) of all such issued and outstanding shares. All issued and outstanding shares of each Company have been duly authorized and validly issued and are fully paid and nonassessable. There is no authorized or outstanding option, subscription, warrant, call, preemptive right, commitment or other right or agreement (each, a "Subscription Right") obligating any Company to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the shares of any Company were issued or will be transferred pursuant to this Agreement in violation of any preemptive or preferential rights or rights of first refusal of any Person. Other than as reflected in
 Schedule 3.7, no Company has any subsidiaries or owns any shares of capital stock, partnership interests or other beneficial ownership interests in any other Person.

      Section 3.8   No Undisclosed Liabilities.
                    --------------------------

     Except as set forth in Schedule 3.8, none of the Companies is subject to any Claim of any nature, absolute or contingent, and no events have occurred or circumstances exist that could give rise to any future Claim, that could have a Material Adverse Effect on the assets or business of any Company.

      Section 3.9   Sufficiency and Condition of and Title to the Company
                    -----------------------------------------------------
                    Assets.
                    ------

      (a) Sufficiency of the Company Assets. The assets reflected on the Books and Records of each Company (collectively, the "Company Assets") constitute all the assets, properties, licenses and other arrangements which are presently being used or are reasonably related to the business of such Company, and are sufficient to operate such business in a manner consistent with past practice and historic capacity.

      (b) Condition of the Company Assets. Each of the Company Assets complies with Law and is in good and normal operating condition and repair, structurally sound with no known defects (ordinary wear and tear excepted), and suitable for its intended use.

      (c) Title to the Company Assets. At the Closing, each Company will hold good, valid and indefeasible title to, or a valid leasehold interest in, each of the Company Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

      (d) No Transfers. Except as expressly provided herein, during the six month period preceding the Closing Date, no Company has transferred any Company Assets to a Seller or affiliate of any Seller nor has any Company made any distribution of cash to any Seller or affiliate of any Seller, except for salaries and expense reimbursement in the ordinary course of business or other payments which, in the aggregate, do not exceed $10,000.

      Section 3.10    Real and Personal Property.
                      --------------------------

      (a)  Owned  Real Property.   None of the  Companies own any interest in
 real property.

      (b) Leased Real Property. Schedule 3.10(b) lists, as of the Signing Date, all leases of real property (collectively, the "Real Property Leases") to which any of the Companies is a party. As of the Signing Date, all of the Real Property Leases are valid, binding and in full force and effect. Neither any Company nor, to the Sellers' Knowledge, any other Person is in default under any of the Real Property Leases, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by any Company or any other Person.

      (c) Owned Personal Property. Schedule 3.10(c) lists, as of the Signing Date, all of the depreciable personal property (including all machinery, equipment, vehicles, structures, fixtures and furniture) owned by each Company and used in the business of such Company or located on its premises.

      (d) Leased Personal Property. Schedule 3.10(d) lists, as of the Signing Date, all leases of personal property (collectively, the "Personal Property Leases") to which any of the Companies is a party. As of the Signing Date, all of the Personal Property Leases are valid, binding and in full force and effect. Neither any Company nor, to the Sellers' Knowledge, any other Person is in default under any of the Personal Property Leases, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by any Company or any other Person.

      (e) Personal Property Owned by Others. Schedule 3.10(e) lists, as of the Signing Date, all artwork, memorabilia and other personal property routinely located on the premises of any of the Companies which is not owned by the Companies, together with the name(s) of the owner(s) of such personal property.

      Section 3.11    Compliance with Laws.
                      --------------------

      Each Company has complied with all Laws in the conduct of its business. No Company has received any notice from any Governmental Authority or other Person asserting that such Company has violated any Law. No events have occurred or, to Sellers' Knowledge, circumstances exist that could cause any Company to violate any Law in the future.

      Section 3.12    Insurance.
                      ---------

     Schedule 3.12 lists, as of the Signing Date, all insurance policies which insure the business of any Company or any of the assets of any Company against loss (collectively, the "Insurance Policies"), including each insurer's name, coverage deductible and limit, expiration date and current premium. Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. The Insurance Policies provide the Companies with adequate insurance coverage against the risks involved in the conduct of the business of the Companies and ownership of the assets of the Companies. The coverage provided by the Insurance Policies will not in any way be affected by, or terminate or lapse by reason of, the consummation of the transactions contemplated by this Agreement. True and complete copies of all Insurance Policies have been provided to Purchaser.

      Section 3.13    Contracts.
                      ---------

     Schedule 3.13 lists, as of the Signing Date, all contracts relating to the business and assets of each Company or by which any of the assets of such Company is bound, pursuant to which the obligations of any party thereto are, or are contemplated to be, with respect to any such contract
 (a) in excess of $10,000 during any twelve month period during the term thereof, (b) not terminable prior to 90 days after the Signing Date, or (c) otherwise material to the business of such Company. All of the contracts listed on Schedule 3.13 and any contracts entered into after the Signing Date in accordance with Section 5.3 (collectively, the "Material Contracts") are or will be valid and binding and in full force and effect, subject to Laws Affecting Creditors' Rights. Neither any Company nor, to the Sellers' Knowledge, any other Person is in default under any Material Contract, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by such Company or any other Person. No Company is a party to any contract which (x) requires the Consent of any Person in order to consummate the transactions contemplated by this Agreement, except as otherwise stated on Schedule 3.13, (y) is in excess of the normal, ordinary and usual requirements of the business of such Company, or (z) is excessive in price or quantity. True and complete copies of all the Material Contracts have been provided to Purchaser.

      Section 3.14    Litigation; Orders.
                      ------------------

     Except as set forth in Schedule 3.14, there are no Actions pending, or to the Sellers' Knowledge, threatened against or affecting any Company, its business or any of its assets as of the Signing Date. No Company is subject to any Order.

      Section 3.15    Permits.
                      -------

     Schedule 3.15 lists all of the Permits related to the assets of each Company or operation of the business of such Company, and indicates those Permits for which the Consent of any Person is required to assign such Permit. Each Company has obtained, maintains in effect, and complies with the terms and conditions of all Permits required by Law. There is no Action pending or, to the Sellers' Knowledge, threatened in writing to revoke or limit any Permit listed on Schedule 3.15. Each Company has all Permits necessary for the business of each Company as presently conducted.

      Section 3.16    Intangible Assets.
                      -----------------

      (a) Owned Intangible Assets. Schedule 3.16(a) lists all of the Intangible Assets owned by each Company as of the Signing Date. With respect to the Intangible Assets listed on Schedule 3.16(a) and all of the Intangible Assets obtained or developed prior to the Closing, (i) such Company owns all right, title and interest in and to such Intangible Assets free and clear of all Encumbrances, (ii) such Company has not sold, transferred, licensed, sub-licensed or conveyed any interest in any of such Intangible Assets, and (iii) to Sellers' Knowledge, no Person has infringed upon or misappropriated any of such Intangible Assets.

      (b) Licensed Intangible Assets. Schedule 3.16(b) lists all licenses and contracts related to any Intangible Asset used by each Company as of the Signing Date. Each license or contract listed on Schedule 3.16(b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 5.3 is valid, binding and in full force and effect. No Company has infringed upon or misappropriated any Intangible Asset owned by another Person.

      Section 3.17    Employees.
                      ---------

      (a) Employees. Schedule 3.17(a) lists the name, job title, date of employment and current annual compensation (salary, bonus and participation in any non-qualified deferred or incentive compensation arrangement) for each employee of each Company employed as of the Signing Date (collectively, the "Employees"). All Employees are either United States citizens or otherwise authorized to engage in employment in the United States in accordance with all Laws. All sums due for Employee compensation and benefits and all vacation time owing to any Employee (including all persons whose employment by a Company is terminated prior to the Signing Date) have been duly and adequately accrued on the accounting Books and Records of each Company.

      (b) Contracts. Except as set forth in Schedule 3.17(b), no Company is a party to (i) any contract for employment between such Company and an Employee of such Company that cannot be terminated at will without cost, or
 (ii) any collective bargaining agreement or other contract to or with any labor union, Employee representative or group of Employees. Each Company's employment of an Employee of such Company is terminable at will without any penalty or severance obligation of any kind on the part of such Company.

      (c) Compliance  with  Labor Laws.   Each  Company  has complied  and is
 presently complying with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

      Section 3.18    Employee Benefits.
                      -----------------

      (a) Identification of Company Plans. Schedule 3.18(a) sets forth a list of all Employee Benefit Plans which provide compensation or benefits to employees, officers, directors or consultants of the Companies including, without limitation, all Employee Benefit Plans and all employment or executive compensation agreements (collectively, the "Company Plans"). Sellers have delivered to Purchaser true and complete copies of: (i) each of the Company Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Company Plans, (iii) the three most recent annual reports for each of the Company Plans, (iv) the most recent IRS determination letter for each Company Plan which is intended to constitute a qualified plan under
 Section 401 of the Code, and (v) financial statements for each funded Company Plan. Notwithstanding any statement or indication in this Agreement to the contrary, except as disclosed on Schedule 3.18(a), there are no Company Plans which the Companies or Purchaser will not be able to terminate (or in which the Companies will not be able to terminate the participation of their employees) immediately after the Closing in accordance with their terms and ERISA, and without incurring any expenses (including, but not limited to, loads or termination charges imposed with respect to insurance policies or mutual funds used to fund such Company Plans), other than administrative expenses in connection with such termination and benefits accrued as of the date of termination.

      (b) Compliance with Applicable Laws. All Company Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state Law (including, without limitation, state insurance Law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither any
 Company nor any member of the same controlled group of businesses as any Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA
 Affiliate") has failed to make any material contributions or to pay any material amounts due and owing as required by the terms of any Company Plan. Other than routine claims for benefits under the Company Plans, there are no pending or, to Sellers' Knowledge, threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Company Plans or the fiduciaries, administrators, or trustees of any of the Company Plans or any ERISA Affiliate as the employer or sponsor under any Company Plan, with any of the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant in or beneficiary of any Company Plan or any other Person whomsoever. To Sellers' Knowledge, there is no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

      (c) Pension Benefit Plans. Neither any Company nor any ERISA Affiliate is or ever has been a sponsor or obligated to contribute to any plan covered by Title IV of ERISA or Section 412 of the Code, or any "multiemployer plan," within the meaning of Section 3(37) of ERISA. Each of the Company Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, and has been operated substantially in accordance with its terms and with the provisions of the Code.

      (d) Welfare Benefit Plans. Each Company Plan which is required to comply with the provisions of Part 6 of Title I of ERISA, Section 601 et seq., and Code  Section 4980B and  the provisions of  Part 7 of  Title I  of
 ERISA, Section 701 et seq., and Code Section 4980D has complied in all material respects. Except as required by such Sections of the Code, no Company Plan which is a Welfare Benefit Plan provides for any post-employment benefits.

      (e) Effect of Consummation. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of any Company or any other individual to a bonus, severance pay, unemployment compensation or similar payment by any of the Companies, (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of any Company,
 (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) in any way result in any liability of a Company with respect to any Employee Benefit Plan of any Person. None of the Companies is a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of the Companies, Sellers or to any other Person as a result of the consummation of the transactions contemplated herein.

      Section 3.19    Taxes.
                      -----

      (a) Tax Returns. All Tax returns (including amended returns and claims for refund), reports, and declarations of estimated Tax (collectively, "Returns") which were required to be filed by each Company with any Governmental Authority have been timely filed. All Returns are true and correct and accurately reflect the Tax liabilities of such Company. All Taxes shown to be due pursuant to such Returns have been paid in full.

      (b) Statute of Limitations and Tax Actions. No Company has executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to the Sellers' Knowledge, threatened Claims, assessments, notices, proposals to assess, deficiencies or audits with respect to Taxes.

      (c) Miscellaneous Tax Representations. Proper and accurate amounts have been withheld and remitted by each Company from and with respect to all Persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all Laws. No Company or, to the Sellers' Knowledge, any other corporation has filed an election under Section 341(f) of the Code that is applicable to such Company or any of the assets of such Company. Except as listed on Schedule 3.19(c), no Company is a party to any tax sharing agreement. There is no contract, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by any Company by reason of Section 162(m) or Section 280G of the Code. No
 Company is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. Except as listed on Schedule 3.19(c), no Company has ever been a member of any group that filed a consolidated federal income tax return.

      Section 3.20    Bank Accounts; Powers of Attorney.
                      ---------------------------------

     Schedule 3.20 lists the names of (a) each bank, trust company and stock or other broker with which each Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations (the "Bank Accounts"), (b) all Persons authorized to draw on, or to have access to, each of the Bank Accounts, and (c) all Persons authorized by proxies, powers of attorney or other like instruments to act on behalf of such Company in any matter concerning the business of such Company. Each of the Bank Accounts has a positive cash balance. No proxies, powers of attorney or other like instruments are irrevocable.

      Section 3.21    Affiliated Transactions.
                      -----------------------

     Except as set forth on Schedule 3.21, there are no outstanding loans or other transactions between any Company and any Seller, officer, director, shareholder, consultant or affiliate of such Company or any spouse or child of any such person. No Seller, officer, director, shareholder, consultant or affiliate of any Company nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to such Company.

      Section 3.22    Books and Records.
                      -----------------

     The Books and Records of each Company, all of which have been made available to Purchaser prior to the Signing Date, are true, correct and complete and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

      Section 3.23    Full Disclosure.
                      ---------------

     No representation or warranty of any Seller made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of any Company, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

      Section 3.24    Brokers.
                      -------

     Sellers have engaged Philo Smith & Company to advise them with respect to this Transaction. The Sellers will pay all fees of Philo Smith & Company pursuant to their agreement with funds other than those of any Company. No other person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of any Seller or any Company. Sellers agree to indemnify and defend the Purchaser and to hold Purchaser harmless from any claim by any individual or entity asserting a broker or agency relationship relative to this Transaction.

      Section 3.25    Absence of Sensitive Payment.
                      ----------------------------

     No Company has made or maintained (i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by such Company were or would be a violation of applicable law.

      Section 3.26    Financial Statements.
                      --------------------

     The Sellers have delivered to the Purchaser copies of the consolidated financial statements of the Companies described on Schedule 3.26 (collectively, the "Financial Statements"). To the best of Sellers' knowledge the Financial Statements were prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position of the Companies as of their respective dates and the results of operations and cash flows of the Companies for the respective periods covered thereby in accordance with GAAP (subject, in the case of unaudited statements, to normal, recurring adjustments, consistently applied, none of which, individually or in the aggregate, is material). Except as set forth in
 Schedule 3.26, none of the Companies has any material liability or obligation of any kind or nature (fixed or contingent) which is not reflected, reserved against or disclosed in the Financial Statements and accompanying footnotes.

                                 ARTICLE IV
                                 ----------
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

      Purchaser hereby represents and warrants to the Sellers that the statements set forth in this Article IV are correct and complete.

      Section 4.1 Organization; Good Standing; Delivery of Charter Documents.
                  ----------------------------------------------------------

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser is duly qualified as a foreign corporation in the State of Texas.

      Section 4.2   Power and Authority.
                    -------------------

     Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which Purchaser is a party.

      Section 4.3   Authorization; Execution and Validity.
                    -------------------------------------

     Each of the Transaction Documents, when executed and delivered by Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

      Section 4.4   No Conflict; Purchaser Consents.
                    -------------------------------

     The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party will not (a) violate any Law, (b) violate any Charter Document of Purchaser, (c) violate any Order to which Purchaser is a party or by which Purchaser or its assets is bound, or (d) require any Consent from any Person.

      Section 4.5   Full Disclosure.
                    ---------------

     No representation or warranty of Purchaser made in this Agreement, nor any written statement furnished to the Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Purchaser, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

      Section 4.6   Brokers.
                    -------

     No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Purchaser. Purchaser agrees to indemnify and defend Sellers and to hold Sellers harmless from any claim by any individual or entity asserting a broker or agency relationship with Purchaser relating to this Transaction.

                                  ARTICLE V
                                  ---------
                             COVENANTS OF SELLERS
                             --------------------

      Section 5.1   Cooperation of the Sellers.
                    --------------------------

     From the Signing Date through the Closing Date, the Sellers shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using reasonable efforts to obtain all of the Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 8.1, the satisfaction of which is in the reasonable control of such Seller, to be satisfied on or prior to Closing.

      Section 5.2   Pre-Closing Access to Information.
                    ---------------------------------

     From the Signing Date through the Closing Date, the Sellers shall afford to Purchaser and its Representatives access to the properties and the Books and Records of each Company.

      Section 5.3   Conduct of Business.
                    -------------------

     Except as provided in Section 5.5 below, from the Signing Date through the Closing Date, the Sellers shall, and shall cause each Company to, use all reasonable efforts to (i) preserve substantially the relationships with its Representatives, suppliers and customers, (ii) perform its obligations under all contracts, leases and Permits in all material respects, (iii) comply with all Laws, (iv) confer with Purchaser regarding operational matters of a material nature, (v) report periodically to Purchaser regarding the status of its business and the results of its operations, and (vi) conduct its business in the ordinary course and consistent with past practices.

      Section 5.4   No Business Changes.
                    -------------------

       Except as provided in Section 5.5 below, from the Signing Date through the Closing Date, the Sellers shall not, and shall cause each Company not to, without the express written consent of the Purchaser: (i) enter into any material agreement relating to the assets, properties or business of any of the Companies, other than in the ordinary course of business; (ii) incur or discharge any material obligation or liability, except in the ordinary course of business; (iii) commit to make or make any capital expenditures;
 (iv) cancel or fail to renew any Permit; (v) impose any lien, pledge or encumbrance upon the Shares or any of the assets of any of the Companies;
 (vi) make any change or authorize to be made any change to the Charter Documents of any of the Companies; (vii) declare, set aside, or pay any dividend or make any distribution with respect to the Shares (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of the Shares; (viii) issue, deliver or sell any shares of the capital stock of any class of any Company or split, combine or reclassify any of the capital stock of any Company; (ix) incur any indebtedness for borrowed money;
 (x) forgive or cancel any indebtedness owing to any of the Companies or waive any claims or rights of value belonging to any of the Companies,
 (xi) sell, lease, license or otherwise dispose of any of the assets or properties of any of the Companies, other than in the ordinary course of business; (xii) pay or increase the rate or terms of compensation or benefits payable to or to become payable to any of the directors, officers, employees, consultants or agents of any of the Companies above the amounts reflected in Schedule 3.17(a); (xiii) amend or otherwise make any changes to any of the Company Plans or increase the rate or terms of any benefits payable under the Company Plans; (xiv) make any other change in the terms of employment of any Employee, other than in the ordinary course of business;
 (xv) make or rescind any express or deemed election relating to any Tax;  or
 (xvi) commit pursuant to a legally binding agreement to do any of the foregoing.

      Section 5.5   Permitted Actions.
                    -----------------

       Notwithstanding the provisions of Section 5.3 and Section 5.4, after the Signing Date but prior to the Closing Date, the Sellers shall be permitted to cause TGA to declare and pay to Sellers (or such other employees of the Companies as the Sellers may determine) or otherwise effect bonus compensation consisting of, in the aggregate:

      (a) Cash in an amount equal to the lesser of: (i) the positive difference, if any, between (y) the net income of TGA and TGASRI for the nine months ended September 30, 2005, as reflected in the interim Financial Statements for such period prepared on a consistent basis with past practice, minus (z) $650,000; or (ii) 110% of the net income of TGA and TGASRI for the nine months ended September 30, 2004, as reflected in the interim Financial Statements for such period prepared on a consistent basis with past practice; and

      (b) An assignment of TGA's right to receive sliding scale contingent commissions due under Paragraph A.5 of Addendum A of the Managing General Agency Agreement between the Republic Group of Insurance Companies ("Republic") and TGA originally effective January 1, 1993, with respect to business produced on or before December 31, 2005, for Republic and its reinsurers other than GSIC.

           (i) The Sellers shall use their best efforts to arrange for Republic and its reinsurers (other than GSIC) to make all payments of such assigned sliding scale contingent commissions directly to the Sellers.

           (ii) Sellers shall in all events be solely liable for any refund or recoupment of the assigned sliding scale contingent commissions which may become due to Republic or its reinsurers (other than GSIC). Sellers shall indemnify and hold TGA harmless against any and all refund, recoupment or other liability attributable to or arising as a result of payments of the assigned sliding scale contingent commissions by Republic and its reinsurers (other than GSIC).

           (iii) If the Sellers are unable to arrange for Republic and its reinsurers (other than GSIC) to make all payments of such assigned sliding scale contingent commissions directly to the Sellers, then TGA shall, upon receipt of any payment for sliding scale contingent commissions assigned to Sellers, forward such payment to the Sellers within ten (10) business days; provided, however, that the Sellers shall have provided to TGA a letter of credit (in an amount reasonably satisfactory to TGA and issued by a federally chartered banking institution reasonably acceptable to the Purchaser), or other security reasonably acceptable to TGA, to secure the Sellers' liability for and obligation to indemnify and hold TGA harmless against any and all refund, recoupment or other liabilities attributable to or arising as a result of payments of the assigned sliding scale contingent commissions by Republic and its reinsurers (other than GSIC). If the Sellers fail to provide to TGA a letter of credit or other security reasonably acceptable to TGA, then TGA shall, upon receipt of any payment for sliding scale contingent commissions assigned to Sellers, be authorized and entitled to retain, as cash collateral to secure the Sellers' liability for and obligation to indemnify and hold TGA harmless against any and all refund, recoupment or other liabilities attributable to or arising as a result of payments of the assigned sliding scale contingent commissions  by  Republic  and its  reinsurers  (other  than
      GSIC), an amount equal to up to 50% of each such payment. In such event, TGA shall release such retained cash collateral to the Sellers upon the earlier to occur of (A) the Sellers providing a letter of credit or other security reasonably acceptable to TGA, or (B) the extinguishment of any and all refund, recoupment or other liability attributable to or arising as a result of payments of the assigned sliding scale contingent commissions by Republic and its reinsurers (other than GSIC), either by settlement with Republic and its reinsurers (other than GSIC) or the ultimate development of all losses affecting such assigned sliding scale contingent commissions.

      Section 5.6   Supplements to Schedules.
                    ------------------------

     If, between the Signing Date and the Closing Date, any Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement was inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then such Seller shall notify Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules shall not be deemed to have been disclosed as of the Signing Date, or to have cured any breach of a representation and warranty made in this Agreement, unless so agreed in writing by Purchaser.

      Section 5.7   Standstill.
                    ----------

     Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article IX, each Seller shall not, nor shall any Seller permit any Company or any of their Representatives to, (a) directly or indirectly encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person (other than Purchaser and its Representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving any Company, (b) entertain or discuss any acquisition or investment proposals whatsoever with respect to any Company, (c) except as required by law after not less than five days notice to Purchaser, disclose to any third party any non-published information concerning any Company, the business of such Company or such Company's financial condition, or (d) withdraw such Seller's intention to sell its Shares to Purchaser. Each Seller shall, and shall cause each Company to, promptly notify Purchaser if it receives any such proposal or offer or any inquiry or contact with respect thereto. Until termination of this Agreement, no Seller will, directly or indirectly, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Shares, or (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to such Shares.

      Section 5.8   Discharge of Encumbrances.
                    -------------------------

     Except as set forth in Schedule 5.8, each Company and each Seller shall take all actions and do all things necessary to cause all Encumbrances, other than Permitted Encumbrances, on any of the Stock or the assets of any of the Companies to be terminated or otherwise discharged at or prior to the Closing.

      Section 5.9   Non-Disclosure; Non-Competition; Non-Solicitation.
                    -------------------------------------------------

      (a) Non-Disclosure Agreement. Sellers acknowledge that the Confidential Information obtained or possessed by them will be the property of Purchaser and the Companies from and after the Closing Date. Therefore, Sellers each agree that they will not (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree, (ii) use for its own account or use, cause, facilitate or allow any third party to use Confidential Information in any way, or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from the premises of any Company or the premises of any Company's customers following the Closing Date. Sellers further agree to deliver to Purchaser all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to any Company or the conduct of any Company's business that they may possess or have under control at the Closing Date.

      (b) Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of each Company's business, which have been conceived, prepared or developed by a Seller in connection with his ownership interest in such Company, use by such Company or otherwise, either alone or with others (herein called "Work Product"), shall be the sole property of such Company. At or prior to the Closing Date, such Seller shall deliver all Work Product to such Company.

      (c) Non-Competition Agreement. For a period of five (5) years after the Closing, no Seller shall, directly or indirectly, without the express written consent of the Purchaser, (i) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, in any "Competing Business" (defined below) anywhere in the "Restricted Territories" (defined below); (ii) induce any customers of any Company to patronize any Competing Business; (iii) solicit or accept any Competing Business from any customer of any Company; (iv) request or advise any customers of any Company to withdraw, curtail or cancel such customer's business with any Company; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of any Company. For purposes of this Agreement, the term "Competing Business" is defined to mean any activity or business that is or would be competitive with the business conducted by any Company at any time prior to the Closing. The term "Restricted Territories" is defined to mean the states of Arkansas, Louisiana, New Mexico, Oklahoma, and Texas.

      (d) Non-Solicitation Agreement. For a period of five (5) years after the Closing each Seller shall not, either on its own behalf or on behalf of any business competing with Purchaser, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, any Company or Purchaser to terminate such person's employment or agency, as the case may be, with such entity, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any Person which sells or furnishes any products or services to, or receives any products or services from, any Company or Purchaser, nor will such Seller attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of any Company or Purchaser.

      (e) Modification of Restrictions. Sellers agree that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 5.9 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the Parties agree that the restrictions of this Section 5.9 shall remain in full force and effect. Sellers further agree that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 5.9 is invalid or against public policy, the remaining provisions of this
 Section 5.9 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      (f) Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 5.9, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by Sellers that the remedy at law for a breach of any of the covenants or provisions of this Section 5.9 may be inadequate and, therefore, the Purchaser and the Companies shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. The Sellers waive any bond, surety, or other security that might be required of the Purchaser or any Company as a condition of any such restraining order or injunctive relief.

      (g) Acknowledgments of Sellers. Each Seller acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on each Company, Purchaser and the business of such Company, (ii) such Company and Purchaser would suffer irreparable injury if a Seller breaches any of the terms of this Section 5.9, (iii) such Company and Purchaser will be at a substantial competitive disadvantage if such entity fails to acquire and maintain exclusive ownership of the Confidential Information or to abide by the restrictions provided for in this Section 5.9, (iv) the scope of the protective restrictions provided for in this
 Section 5.9 are reasonable when taking into account (A) the negotiations between the Parties and (B) that the Sellers are the direct beneficiary of the Purchase Price paid pursuant to this Agreement, (v) the consideration being paid to the Sellers pursuant to this Agreement is sufficient inducement for the Sellers to agree to the terms hereof, (vi) the provisions of this Section 5.9 are reasonable and necessary to protect the business of each Company, to prevent the improper use or disclosure of the Confidential Information and to provide such Company and Purchaser with exclusive ownership of all such Confidential Information and (vii) the terms of this
 Section 5.9 preclude the Sellers from engaging in the conduct of the business of each Company for a reasonable period.

      (h) Release. Each Seller, in the capacity as a shareholder, director, officer and/or employee of each Company, as applicable, hereby agrees to execute and deliver on the Closing Date, in a form reasonably satisfactory to the Purchaser, a written release of each Company from any and all claims resulting from or related to any matter arising prior to the Closing Date, except as provided in this Agreement.

                                 ARTICLE VI
                                 ----------
                            COVENANTS OF PURCHASER
                            ----------------------

      Section 6.1   Cooperation by Purchaser.
                    ------------------------

     From the Signing Date through the Closing Date, Purchaser shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with each Company and each Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Consents and the Releases, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 8.2, the satisfaction of which is in the reasonable control of Purchaser, to be satisfied on or prior to Closing.

      Section 6.2   Confidentiality Agreement.
                    -------------------------

     The Purchaser acknowledges and agrees that, through the Closing Date, the Purchaser remains bound by that certain Confidentiality Agreement with TGA dated May 25, 2005.


                                 ARTICLE VII
                                 -----------
                               MUTUAL COVENANTS
                               ----------------

      Section 7.1   Fees and Expenses.
                    -----------------

    Each Party hereto will be responsible for and bear all its own costs and expenses incurred at any time in connection with pursuing, negotiating or consummating this Agreement and all other agreements contemplated by the Transaction Documents, including without limitation the preparation, negotiation and execution of the Letter of Interest related hereto. Such costs and expenses incurred by Sellers will be paid by Sellers with funds other than those of any Company.

      Section 7.2   Governmental Consents.
                    ---------------------

     Promptly after the Signing Date, each Party shall take all actions and do all things necessary to obtain all Consents required by any Governmental Authority to consummate the transactions contemplated hereby.

      Section 7.3   Consents to Assign Leases and Contracts.
                    ---------------------------------------

      (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser's delivery to third parties of its audited financial statements) and to cooperate with each other as may be necessary to obtain Consents to transfer and assign the Encumbered Instruments. Except as expressly provided herein, no Party shall be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument.

      (b) Pre-Closing; Required Consents. Schedule 7.3(b) lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (collectively, the "Required Consents"). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Consent has been obtained.

      Section 7.4   Permits.
                    -------

      (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions and to cooperate with each other as may be necessary to transfer to Purchaser, or assist Purchaser in obtaining, all Permits required to conduct the business of each Company. On or as soon as practicable after the Signing Date, each Party shall file, separately or jointly with any other Party, as the case may be, all applications necessary to transfer or obtain the Permits. Each Party shall use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the applications contemplated hereby. The Sellers, as a group, and Purchaser shall each pay one-half of the fees and expenses incurred in connection with transferring or obtaining all Permits.

      (b) Pre-Closing; Required Permits. Schedule 7.4(b) lists the Permits which must be transferred to or obtained by Purchaser prior to Closing (the "Required Permits"). Except for the Required Permits, the transfer or issuance to Purchaser of any Permit shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Permit has been transferred or obtained.

      Section 7.5   Further Assurances.
                    ------------------

     Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party shall execute and deliver all instruments and documents and take all other action that the other Parties may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

      Section 7.6   Supplemental Agreements and Consents.
                    ------------------------------------

      (a) At or prior to the Closing, the applicable Parties and the Companies shall enter into the following agreements (the "Supplemental Agreements"):

           (i)  the Seller releases required pursuant to Section 5.9(h); and

           (ii) employment agreements in substantially the form attached hereto as Exhibit A between TGA and each of Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer.

      (b) Prior to the Closing, the Sellers shall have obtained the Required Consents, in form and substance reasonably satisfactory to Purchaser, to the transactions contemplated by the Transaction Documents.

      Section 7.7   Tax Matters.
                    -----------

      (a) All federal, state, local and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments ("Taxes") that are due and payable by any Company or by any Seller on behalf of any Company have been properly computed, duly reported, fully paid, and discharged. There are no unpaid Taxes that are or could become a lien on the property or assets of any Company or require payment by any Company, except for current Taxes not yet due and payable. All current Taxes not yet due and payable by each Company have been properly accrued on the balance sheets of each Company. No Company has incurred any liability for penalties, assessments, or interest under the Internal Revenue Code. No unexpired waiver executed by or on behalf of any Company with respect to any Taxes is in effect.

      (b) Tax Audits. Whenever any Taxing Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes of any of the Companies for which the Sellers are or may be liable under this Agreement, Purchaser will promptly notify the Sellers and the Sellers shall fully cooperate with Purchaser and the Companies in connection with any disputes, proceedings or determinations relating to any Taxes to the extent such proceedings or determinations affect the amount of Taxes for which the Sellers are liable under this Agreement.

      Section 7.8   Employee Benefit Plans; Employment.
                    ----------------------------------

      (a) Employee Benefit Plans. From and after the Effective Date, the Companies shall elect to continue as a participating employer in the Company Plans listed on Schedule 7.8(a) (the "Assumed Plans") and the coverage of the Employees under all the Assumed Plans shall remain in effect in accordance with the terms of the Assumed Plans. Purchaser may elect in its sole discretion at any time to become the plan administrator and sponsoring employer with the sole authority to designate the plan administrator or amend or terminate any Assumed Plan.

      (b) No Representations. Without the written consent of Purchaser, neither Sellers nor any Company will make any promises or commitments to any employee of the Companies with regard to his or her employment status with Purchaser or any Company, or the terms or conditions upon which such employment might occur or be continued.

                                ARTICLE VIII
                                ------------
                       CONDITIONS PRECEDENT TO CLOSING
                       -------------------------------

      Section 8.1   Conditions Precedent to Purchaser's Obligations.
                    -----------------------------------------------

     The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

      (a) Accuracy of Representations and Warranties. The representations and warranties made by each Seller in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date shall have been correct and complete as of the specified date.

      (b) Performance of Covenants. Each Company and each Seller shall have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by such party prior to or at the Closing.

      (c) No Material Adverse Change. No Company has undergone any Material Adverse Change since the Signing Date.

      (d) Consents. Each Company and each Seller, as the case may be, shall have received and delivered to Purchaser all the Required Consents and the Required Permits, each in form and substance satisfactory to Purchaser, and shall have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.

      (e) Closing Certificate. Each Seller and an executive officer of each Company shall have delivered to Purchaser a certificate confirming (i) the satisfaction of the conditions set forth in Sections 8.1(a), 8.1(b) and 8.1(c) and (ii) the continuing force and effect of the Required Consents and Required Permits.

      (f) Secretary's Certificate. Each Company shall have delivered to Purchaser a certificate executed by the secretary or an assistant secretary of such Company certifying as to (i) such Company's Charter Documents, (ii) such Company's good standing, (iii) the resolutions in which such Company's board of directors approved the Transaction Documents to which such Company is a party and the transactions contemplated thereby, and (iv) the incumbency of such Company's officers who execute any documents on behalf of such Company in connection with this Agreement.

      (g) Deliveries.   Each  Company and  each Seller,  as the  case may be,
 shall have delivered the documents required by Sections 2.2 and such other documents as Purchaser may reasonably require.

      (h) No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Purchaser or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Purchaser nor any of its affiliates instituted such Action.

      (i) Contemporaneous Closing. The acquisition by Purchaser of all of the issued and outstanding equity securities of Pan American Acceptance Corporation, a Texas corporation, shall have previously been or contemporaneously be consummated pursuant to a definitive purchase agreement executed by and among the Purchaser, Samuel M. Cangelosi, Donate A. Cangelosi and Carol A. Meyer.

      Section 8.2   Conditions Precedent to the Sellers' Obligations.
                    ------------------------------------------------

     The  obligation   of  each   Seller  to   consummate  the   transactions
 contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by the Sellers.

      (a) Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date shall have been correct and complete as of the specified date.

      (b) Performance  of  Covenants.   Purchaser  shall  have  performed and
 complied with all agreements, covenants and obligations required by this Agreement to be performed by Purchaser prior to or at the Closing.

      (c) Closing Certificate.   An executive officer of Purchaser shall have
 delivered to the Sellers a certificate confirming the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b).

      (d) Secretary's Certificate. Purchaser shall have delivered to the Company and each Seller a certificate executed by the secretary or an assistant secretary of Purchaser certifying as to (i) the resolutions in which Purchaser's board of directors approved this Agreement and the transactions contemplated hereby, and (ii) the incumbency of Purchaser's officers who execute any documents on behalf of Purchaser in connection with this Agreement.

      (e) Deliveries.   Purchaser shall have delivered the documents required
 by Section 2.3 and such other documents as the Sellers may reasonably require.

      (f) No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against any Company or any Seller or any of their Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither any Company nor any Seller nor any of their affiliates instituted such Action.


                                 ARTICLE IX
                                 ----------
                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

      Section 9.1   Termination of Agreement.
                    ------------------------

     This Agreement may be terminated at any time prior to the Closing:

      (a) by mutual agreement of Purchaser and the Sellers;

      (b) by Purchaser at any time after the occurrence of a Material Adverse Change in any Company; or

      (c) by Purchaser or any Seller at any time on or after March 30, 2006, if any of the conditions provided for in Section 8.1 or 8.2, respectively, shall not have been met or waived in writing prior to such date.

      Section 9.2   Procedure Upon Termination.
                    --------------------------

     In the event of termination pursuant to Section 9.1, written notice thereof shall be immediately given to the other Parties and the transactions contemplated by this Agreement shall be terminated, without any further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

      (a) each Party shall return all documents, work papers and other materials of the other parties, whether obtained before or after the execution hereof, to the party furnishing the same; and

      (b) such termination shall not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

                                  ARTICLE X
                                  ---------
                          INDEMNIFICATION AND OFFSET
                          --------------------------

      Section 10.1  Indemnification by Sellers.
                    --------------------------

 Sellers, jointly and severally, shall indemnify and hold harmless Purchaser, each Company, and their respective directors, officers, employees, agents, attorneys and shareholders (collectively, the "Purchaser Group") in respect of any and all Claims incurred by the Purchaser Group, in connection with each and all of the following:

      (a) Any breach of any representation or warranty made by the Sellers in this Agreement; and

      (b) The breach of any covenant, agreement or obligation of Sellers contained in this Agreement or any other instrument delivered at the Closing, including, without limitation, the agreement and covenants of Sellers set forth in Section 5.9 of this Agreement.

      Section 10.2  Indemnification by Buyer.
                    ------------------------

 Purchaser shall indemnify and hold harmless Sellers in respect of any and all Claims reasonably incurred by Sellers, in connection with each and all of the following:

      (a) Any breach of any representation or warranty made by Purchaser in this Agreement; and

      (b) The breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or any other instrument delivered at the Closing.

      Section 10.3  Claims for Indemnification.
                    --------------------------

 Whenever any Claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the Claim and, when known, the facts constituting the basis for such Claim. In the event of any Claim for indemnification hereunder resulting from or in connection with any Claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The Indemnified Party shall not settle or compromise any Claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party.

      Section 10.4  Defense by Indemnifying Party.
                    -----------------------------

 In connection with any Claim giving rise to indemnity hereunder resulting from or arising out of any Claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within twenty (20) days after delivery of the written notice referred to in Section
 10.3 hereof assume the defense of any such Claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such Claim. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any third-party claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such Claim or litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, (a) the Indemnified Party may defend against such Claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such Claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party Claim in a reasonably prudent manner as a prudent businessman would if his own funds were subject to such suit.

      Section 10.5  Offset.
                    ------

 The Indemnified Party shall have the right to offset any amounts for which it is entitled to indemnification under this Article X against any amounts otherwise payable by the Indemnified Party to the Indemnifying Party under this Agreement. The Purchaser shall further have the right to offset against any amounts otherwise payable to the Sellers any liabilities arising from any Claim described in Schedule 3.8, as well as any other amount expressly permitted under this Agreement.


                                 ARTICLE XI
                                 ----------
                      ARBITRATION AND EQUITABLE REMEDIES
                      ----------------------------------

      Section 11.1  Settlement Meeting.
                    ------------------

     The Parties shall attempt in good faith to resolve promptly through negotiations any Claim or dispute under this Agreement. If any such Claim or dispute should arise, the Parties shall meet at least once to attempt to resolve the matter (the "Settlement Meeting"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a Claim or dispute. The occurrence of a Settlement Meeting with respect to a Claim or dispute shall be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting the other Parties may proceed to seek such remedy.

      Section 11.2  Arbitration Proceedings.
                    -----------------------

     If the Parties have not resolved a monetary Claim or dispute at the Settlement Meeting, any Party may submit the matter to arbitration. A panel of three arbitrators shall conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). The decision of a majority of the panel shall be the decision of the arbitrators.

      (a) Arbitration Notice. To submit a monetary Claim or dispute to arbitration, a Party shall furnish the other Parties and the American Arbitration Association with a notice (the "Arbitration Notice") containing
 (i) the name and address of such Party, (ii) the nature of the monetary Claim or dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

      (b) Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, Purchaser and Sellers, as a group, shall each select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the last of those two arbitrators, those two arbitrators shall select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten day period, the American Arbitration Association shall select such third arbitrator from the list. Each arbitrator shall be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving mergers and acquisitions.

      (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by Law, provided that any Party may seek any equitable remedy available under Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

      Section 11.3  Place of Arbitration.
                    --------------------

     Any arbitration proceedings shall be conducted in San Antonio, Texas or at such other location as the Parties may agree. The arbitrators shall hold the arbitration proceedings within sixty (60) days after the selection of the third arbitrator.

      Section 11.4  Discovery.
                    ---------

     During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators shall have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

      Section 11.5  Equitable Remedies.
                    ------------------

     Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party shall be entitled to seek any equitable remedies available under Law, including an injunction prohibiting a breach of the provisions of Section 5.9 or an Order requiring a Seller to perform this Agreement. Any such equitable remedies shall be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

      Section 11.6  Exclusive Jurisdiction.
                    ----------------------

     The Parties agree that any claim for equitable relief relating to this Agreement shall be instituted in a federal or state court sitting in San Antonio, Texas, which courts and their respective appellate courts shall be the exclusive venue for any such claim. Each Party waives any objection that it may have to the laying of such venue, and irrevocably submits to the jurisdiction of any such court with respect to any such claim. Any service of process and other notice in any such case shall be effective against a Party when transmitted in accordance with Section 12.9, provided that a Party also may serve process in any manner permitted by Law.

      Section 11.7  Judgments.
                    ---------

     Any arbitration award under this Agreement shall be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

      Section 11.8  Expenses.
                    --------

     If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

      Section 11.9  Cost of the Arbitration.
                    -----------------------

     The arbitrators shall assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

      Section 11.10  Exclusivity of Remedies.
                     -----------------------

     To the extent permitted by Law, the arbitration and judicial remedies set forth in this Article XI shall be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or Claim for damages under this Agreement.

                                 ARTICLE XII
                                 -----------
                                MISCELLANEOUS
                                -------------

      Section 12.1  Amendment.
                    ---------

     No amendment of this Agreement shall be effective unless in a writing signed by Purchaser and each Seller.

      Section 12.2  Counterparts.
                    ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party shall promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page shall not affect the validity, legality, or enforceability of this Agreement.

      Section 12.3  Entire Agreement.
                    ----------------

     This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

      Section 12.4  Expenses.
                    --------

     Each Party shall bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its Representatives, provided that if a Party terminates this Agreement because of another Party's breach of this Agreement, the non-breaching Party shall be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. The Sellers, as a group, shall bear any Tax imposed in connection with the transfer of the Shares to Purchaser pursuant to this Agreement.

      Section 12.5  GOVERNING LAW.
                    -------------

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

      Section 12.6  Consent to Service of Process.
                    -----------------------------

     Each Party waives any objection that such party may now or hereafter have to the laying of venue of any such Action, and irrevocably submits to the jurisdiction of any such court in any such Action. Any and all service of process and any other notice in any such Action shall be effective against such Party when transmitted in accordance with Section 12.9. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by Law.

      Section 12.7  No Assignment.
                    -------------

     No Party may assign its benefits or delegate its duties under this Agreement without the prior written consent of all of the other Parties. Any attempted assignment or delegation without such prior consent shall be void. Notwithstanding this prohibition against assignment and delegation, Purchaser may assign its rights and delegate its duties under this Agreement to a wholly-owned subsidiary of Purchaser without the Sellers' consent. Upon Purchaser's assignment of its benefits and delegation of its duties under this Agreement to such a wholly owned subsidiary, Purchaser shall be released from any obligations under this Agreement. In addition, after the Closing, Purchaser may assign its rights under this Agreement to a purchaser of all of the assets or equity of Purchaser without the Sellers' consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of Purchaser may similarly assign such rights.

      Section 12.8  No Third Party Beneficiaries.
                    ----------------------------

     This Agreement is solely for the benefit of the Parties and no other Person shall have any right, interest, or claim under this Agreement.

      Section 12.9  Notices.
                    -------

     All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications shall be considered received (i) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (ii) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (iii) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

           Purchaser:  Hallmark Financial Services, Inc.
                       777 Main Street, Suite 1000
                       Fort Worth, Texas 76102
                       Phone:  (817) 348-1800
                       Fax:  (817) 348-1815
                       Attn.:  Mr. Mark Morrison

      with a copy to:  McGuire, Craddock & Strother, P.C.
                       3550 Lincoln Plaza
                       500 North Akard
                       Dallas, Texas 75201
                       Phone:  (214) 954-6800
                       Fax:  (214) 954-6868
                       Attn.:  Steven D. Davidson

             Sellers:  Texas General Agency, Inc.
                       7411 John Smith Dr., Ste. 1400
                       San Antonio, Texas  78229
                       Phone:  (210) 949-9100
                       Fax:  (210) 949-9121
                       Attn:  Mr. Samuel M. Cangelosi

      with a copy to:  Mark Holland, P.C.
                       9901 IH-10 West, Suite 795
                       San Antonio, Texas 78230
                       Phone:  (210) 690-1956
                       Fax:  (210) 690-1735
                       Attn.:  Mark Holland

      Section 12.10  Public Announcements.
                     --------------------

     The Parties shall agree on the terms of any press releases or other public announcements related to this Agreement, and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party's counsel it is required by Law or the rules of the Securities Exchange Commission, American Stock Exchange or other regulatory agency to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

      Section 12.11  Representation by Legal Counsel.
                     -------------------------------

     Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

      Section 12.12  Schedules.
                     ---------

     All references in this Agreement to schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule shall have a separate schedule. In addition, any disclosure under a particular Section's schedule shall be made under the heading of any relevant subsection of such Section. A disclosure of an item in a schedule for a particular Section or under a heading in a schedule corresponding to a particular subsection shall not be a disclosure under any other Section's schedule or any other subsection, unless so noted specifically on such schedule. The Sellers have delivered to Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

      Section 12.13  Severability.
                     ------------

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision shall be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

      Section 12.14  Specific Performance.
                     --------------------

     Each Seller acknowledges that the benefits that Purchaser will derive from the transactions contemplated by this Agreement are unique and irreplaceable. Accordingly, if such Seller improperly abandons or terminates this Agreement, Purchaser would not have an adequate remedy at law. Purchaser therefore shall be entitled to a court order requiring such Seller to perform this Agreement. No Seller shall be entitled to specific performance of this Agreement.

      Section 12.15  Successors.
                     ----------

     This Agreement shall be binding upon and shall inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

      Section 12.16  Time of the Essence.
                     -------------------

     Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

      Section 12.17  Waiver.
                     ------

     No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each Party executed, or caused a duly authorized officer to execute, this Agreement as of the Signing Date.

 PURCHASER:                    HALLMARK FINANCIAL SERVICES, INC.



                               By:    _______________________________________
                               Name:  _______________________________________
                               Title: _______________________________________




 SELLERS:                      ______________________________________________
                               Samuel M. Cangelosi


                               ______________________________________________
                               Donate A. Cangelosi


                               ______________________________________________
                               Donald E. Meyer

                                  APPENDIX A
                   DEFINITIONS AND  RULES OF INTERPRETATION

      Definitions. Unless the context otherwise requires, the terms defined in this Appendix shall have the meanings specified below for all purposes of this Agreement:

           "3-Year LLAE Ratio" shall  have the meaning  set forth in  Section
 1.4.

           "Action" means any action, arbitration proceeding, cause of action, charge, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

           "Agreement" shall have the meaning set forth in the Preamble.

           "Arbitration Notice" shall have the meaning set forth in Section 11.2(a).

           "Arbitration Rules" shall  have the meaning  set forth in  Section
 11.2.

           "Assumed  Plans"  shall  have the  meaning  set forth  in  Section
 7.8(a).

           "Bank Accounts" shall have the meaning set forth in Section 3.20.

           "Books and Records" shall mean all the books and records maintained by or for any Person, including all accounting records, minute books, stock records, computerized records and storage media and the software used in connection therewith.

           "Charter Documents" shall mean (i) in the case of a corporation, its articles or certificate of incorporation and its bylaws, (ii) in the case of a partnership, its partnership certificate and its partnership agreement, and (iii) in the case of any other Person, its organic and governing documents; in each case as such document has been amended or supplemented from time to time prior to the Signing Date.

           "Claim" shall mean any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, including any damages incurred because of the claimant's negligence or gross negligence or any strict liability imposed upon the claimant, any consequential or punitive damages, and any reasonable attorneys' fees and expenses. A Claim shall be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured.

           "Closing" shall have the meaning set forth in Section 2.1.

           "Closing Date" shall have the meaning set forth in Section 2.1.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Companies" and "Company" shall have the meaning set forth in Recital D.

           "Company Assets"  shall  have the  meaning  set forth  in  Section
 3.9(a).
           "Company Plans"  shall  have  the meaning  set  forth  in  Section
 3.18(a).

           "Competing Business" shall have the meaning set forth in Section 5.9(c).

           "Confidential Information" means any proprietary information, and any information which Purchaser reasonably considers to be proprietary, pertaining to the Companies' and Purchaser's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by such entity's sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to each of the Parties, whether or not reduced to writing.

           "Consent" shall mean a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person.

           "Effective Date" shall mean  shall have the  meaning set forth  in
 Section 1.7.

            "Employee Benefit Plan" shall mean any  (i) Pension Benefit Plan,
 (ii) Welfare Benefit Plan, (iii) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (iv) bonus, executive, incentive or deferred compensation plan, (v) change in control plan, (vi) fringe benefits and perquisites, (vii) holiday, sick pay, leave, vacation, moving or tuition reimbursement or other similar policy, (viii) stock option, stock purchase, phantom stock, restricted stock or stock appreciation plan, (ix) severance plan, or (x) other employee arrangement, commitment, custom, policy or practice.

           "Employees" shall have the meaning set forth in Section 3.17(a).

           "Encumbered Instrument" shall mean any contract or lease that by its terms requires Consent from a third party by reason of the transactions contemplated by the Transaction Documents.

           "Encumbrance" shall mean any title defect or objection, mortgage, lien, deed of trust, equity, judgment, claim, restrictive covenant, use restriction, charge, pledge, security interest or other encumbrance of any nature whatsoever, including all leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate"  shall have  the meaning  set forth  in  Section
 3.18(b).

           "Financial Statements" shall have the meaning set forth in Section 3.26.

           "GAAP" shall mean generally accepted accounting principles in effect in the United States of America as of the Signing Date.

           "GPSRI" shall have the meaning set forth in Recital B.

           "GPSRI Stock" shall have the meaning set forth in Recital B.

           "GSIC" shall have the meaning set forth in Recital B.

           "GSIC Stock" shall have the meaning set forth in Recital B.

           "Governmental Authority"  shall mean  any federal,  state,  local,
 tribal,  foreign   or  other   governmental  agency,   department,   branch,
 commission, board, bureau, court, instrumentality or body.

           "Growth Factor" shall have the meaning set forth in Section 1.4

           "IBNR" shall have the meaning set forth in Section 1.4(b).

           "Indemnified  Party"  shall   have  the  meaning   set  forth   in
 Section 10.3.

           "Indemnifying  Party"  shall  have   the  meaning  set  forth   in
 Section 10.3.

           "Insurance Policies" shall have the  meaning set forth in  Section
 3.12.

           "Intangible Asset" shall mean any patent, trademark, trademark license, servicemark, servicemark license, computer software, trade name, masthead, brand name, slogan, copyright, reprint right, franchise, license, process, authorization, invention, know-how, formula, trade secret and other intangible asset, together with any pending application, continuation-in-part or extension therefor.

           "Law" shall mean any applicable code, statute, law, common law, rule, regulation, order, ordinance, judgment, decree, order, writ or injunction of any Governmental Authority.

           "Law Affecting Creditors' Rights" shall mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

            "Material Adverse Change" shall mean, with respect to a Person, that such Person has (i) breached a Material Contract, (ii) incurred a Claim or become a party to an Action that could have a significant and detrimental effect upon it, (iii) suffered a Material Adverse Effect, or (iv) violated any Law or Order to which it or any of its assets is subject or bound.

           "Material Adverse Effect" shall mean, with respect to a Person, the occurrence of an event or the existence of a circumstance that has a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the occurrence of any event or the existence of any circumstance that could cause such an effect in the future in an amount of $100,000.00 or more.

           "Material Contracts" shall have the  meaning set forth in  Section
 3.13.

           "Non-Compete Payments" shall have the meaning set forth in Section
 1.5.

           "Note" and "Notes"  shall have the  meaning set  forth in  Section
 1.3(b).
            "Order" shall mean any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

            "Parties" and "Party" shall have the meaning set forth in Recital
 E.

           "Pension Benefit Plan" shall mean (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           "Permit" shall mean any license, approval, certificate, franchise,
 registration,  qualification,  permit  or  authorization  issuable  by   any
 Governmental Authority or industry self-regulating organization.

           "Permitted Encumbrance" shall mean any Encumbrance directly related to (i) workers', repairmen's and similar Encumbrances imposed by Law that have been incurred in the ordinary course of business, (ii) retention of title agreements with suppliers entered into in the ordinary course of business, and (iii) the rights of others to customer deposits.

           "Person" shall mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

           "Personal Property Leases"  shall have  the meaning  set forth  in
 Section 3.10(d).

           "Purchaser" shall have the meaning set forth in the Preamble.

           "Purchaser Group"  shall have  the meaning  set forth  in  Section
 10.1.

           "Real Property Leases" shall have the meaning set forth in Section 3.10(b).

           "Representatives" shall mean, with respect to a Person, such Person's directors, employees, officers, agents, accountants, affiliates, consultants, investment bankers, attorneys, lenders, representatives and shareholders.

           "Republic" shall have the meaning set forth in Section 5.5(b).

           "Required Consents" shall  have the meaning  set forth in  Section
 7.3(b).

           "Required Permits" shall  have the  meaning set  forth in  Section
 7.4(b).

           "Restricted Territories"  shall  have  the meaning  set  forth  in
 Section 5.9(c).

           "Returns" shall have the meaning set forth in Section 3.19(a).

           "Sellers" shall have the meaning set forth in the Preamble.

           "Sellers' Knowledge" shall mean the actual knowledge as of the date that a specific representation or warranty is made or deemed made, after reasonable inquiry, of an individual Seller.

           "Settlement Meeting" shall have the  meaning set forth in  Section
 10.1.

           "Shares" shall have the meaning set forth in Section 1.1.

           "Signing Date" shall have the meaning set forth in the Preamble.

           "Stock" shall have the meaning set forth in Recital C.

           "Subscription Right" shall have the  meaning set forth in  Section
 3.7.

           "Supplemental Agreements"  shall have  the  meaning set  forth  in
 Section 7.6(a).

           "Tax" shall mean any assessment, charge, duty, fee, impost, levy, tariff, or tax of any nature whatsoever imposed by any Governmental Authority or payable pursuant to any tax sharing agreement, including any income, payroll, withholding, excise, gift, alternative minimum, capital gain, added value, social security, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise tax or charge, together with any related interest, penalties or additions thereon.

           "Taxing Authority" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

           "TGA" shall have the meaning set forth in Recital A.

           "TGA Base  Purchase Price"  shall have  the meaning  set forth  in
 Section 1.2(a).

           "TGA Contingent Purchase Price" shall have the meaning set forth in Section 1.2(a).

           "TGA Purchase Price" shall have the meaning set forth in Section 1.2(a).

           "TGA Stock" shall have the meaning set forth in Recital A.

           "TGASRI" shall have the meaning set forth in Recital A.

           "TGASRI Purchase  Price"  shall  have the  meaning  set  forth  in
 Section 1.2(c).

           "TGASRI Stock" shall have the meaning set forth in Recital A.

           "Total Purchase Price" shall have the meaning set forth in Section
 1.2.

           "Transaction   Documents"   shall   mean   this   Agreement,   the
 Supplemental Agreements, and all other documents and instruments executed and delivered pursuant to or in furtherance of this Agreement.

           "Welfare Benefit Plan" shall mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including an employee welfare benefit plan which is a "multiemployer welfare plan" as defined in Section 3(37) of ERISA and a "multiple employer welfare arrangement" as defined in
 Section 3(40) of ERISA.

           "Work Product" shall have the meaning set forth in Section 5.9(b). Accounting Terms. Except as otherwise provided in this Agreement, all accounting terms defined in this Agreement, whether defined in this Article or otherwise, shall be construed in accordance with GAAP on a consolidated basis.

      Articles, Sections,  Exhibits and  Schedules.   Except as  specifically
 stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of this Agreement.

      Attorneys' Fees. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also shall include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney considered advisable in connection with the prosecution or defense of the particular matter.

      Breach. The term "breach" with respect to any contract or instrument means any breach or violation of, or default under, such contract or instrument, any conflict with another contract or instrument or any emergence of a right of another party to such contract or instrument to accelerate, cancel, modify or terminate such contract or instrument, including any such breach, violation, default, conflict, or right that will arise after notice or lapse of time.

      Drafting. Neither this Agreement nor any provision set forth in this Agreement shall be interpreted in favor of or against any Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision set forth in this Agreement shall be used when interpreting this Agreement or its provisions.

      Headings. Article and Section headings are used in this Agreement only as a matter of convenience and shall not have any effect upon the construction or interpretation of this Agreement.

      Include. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

      Or. The term "or" shall not be interpreted as excluding any of the items described.

      Plural and Singular Words. Whenever the plural form of a word is used in this Agreement, that word shall include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word shall include the plural form of that word.

      Predecessors. Any of the Sellers' representations and warranties concerning any Claim against any Company, any liability or obligation of any Company, or any violation of Law by any Company shall include any Claims with respect to each predecessor of any Company, including all direct and indirect predecessors of any such predecessor.

      Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also shall refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also shall refer to the masculine and feminine gender.

      Representations and Warranties. The Sellers' representations and warranties under this Agreement shall mean the representations and warranties set forth in Article III and the reaffirmation of the Sellers' representations and warranties in certificates delivered pursuant to Article
 II. Purchaser's representations and warranties under this Agreement shall mean the representations and warranties set forth in Article IV and the reaffirmation of those representations and warranties in the certificates delivered pursuant to Article II.

      Statutes. Any reference to Law or any specific statute shall include any changes to such law or statute after the Signing Date, any successor law or statute, and any regulations and rules promulgated under such law or statute and any successor law or statute, whether promulgated before or after the Signing Date.

                                  EXHIBIT A

                               PROMISSORY NOTE
                               ---------------

 $7,916,666.67               San Antonio, Texas               January 1, 2006


      FOR VALUE RECEIVED, HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation ("Maker"), promises to pay to the order of _____________________ (the "Noteholder"), the principal sum of Seven Million Nine Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($7,916,666.67), as provided below. All sums hereunder are payable at such place in Bexar County, Texas, as the Noteholder hereof may designate in writing.

      This Note shall be payable, without interest, in two (2) annual installments of principal. The first annual installment of Four Million Seven Hundred Fifty Thousand and No/100 Dollars ($4,750,000.00) shall be due and payable on or before January 1, 2007. The second annual installment of Three Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($3,166,666.67) shall be due and payable on or before January 1, 2008.

      The principal of this Note may be prepaid, in whole or in part, at any time or from time to time, without penalty. All past due principal on this Note shall bear interest at the rate of six percent (6%) per annum until paid. All sums called for, payable, or to be paid hereunder shall be paid in lawful money of the United States of America, which, at the time of payment, is legal tender for the payment of public and private debts.

      This Note is executed by Maker pursuant to the terms of that certain Purchase Agreement (herein so called) dated November __, 2005, between the Maker and Samuel M. Cangelosi, Donate A. Cangelosi and Donald E. Meyer (collectively, the "Sellers"). Maker's payment of this Note is to be secured by a letter of credit issued by a federally chartered banking institution reasonably acceptable to Sellers or other security reasonably acceptable to the Sellers, as provided in Section 1.6 of the Purchase Agreement. Payment of any installment of this Note is subject to the Maker's right of offset provided in Section 10.5 of the Purchase Agreement.

      If this Note is not paid at its maturity, regardless of how such maturity may be brought about, then Noteholder may exercise any of its rights provided hereunder or any of its remedies at law or in equity. Failure to exercise any of such rights upon any default shall not constitute a waiver of the right to exercise any of them at any time. If, after default, this Note is placed in the hands of an attorney for collection, or if collected through judicial proceedings, Maker shall pay, in addition to the sums referred to above, a reasonable sum as a collection or attorneys' fee, and all other costs reasonably incurred by Holder in collection of the unpaid amounts due hereunder.

      Maker and all sureties, endorsers, guarantors, and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) agree to the release of any party primarily or secondarily liable hereon, (ii) agree that Noteholder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its right against them, and (iii) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

      This Note shall be governed by and construed in accordance with Texas law and the laws of the United States applicable to transactions in Texas. If any term or provision of this Note or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall, at the election of Noteholder, not be affected thereby, and each such other term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

      THIS NOTE SHALL BE DUE AND PAYABLE IN BEXAR COUNTY, TEXAS. MAKER CONSENTS TO JURISDICTION AND VENUE FOR ANY SUIT ON OR BY REASON OF THIS NOTE IN THE STATE AND FEDERAL COURTS LOCATED IN BEXAR COUNTY, TEXAS.

      IN WITNESS WHEREOF, Maker has duly executed this Note as of the date and year first above written.

                          MAKER:

                          HALLMARK FINANCIAL SERVICES, INC.


                          By:  _____________________________________________

                          Name: ____________________________________________

                          Title: ___________________________________________

                                  EXHIBIT B

                            EMPLOYMENT AGREEMENT
                            --------------------

      This EMPLOYMENT AGREEMENT (the "Agreement") is made effective as the _____ day of ___________, 200__ (the "Effective Date"), by and between
 TEXAS GENERAL AGENCY, INC., a Texas corporation (the "Company"), and ____________________________, an individual (the "Employee").

                                 Recitals:
                                 --------

      A. The Company, directly and through subsidiaries, develops, markets and services property and casualty insurance with a particular emphasis on commercial automobile and general liability risks.

      B. The Company desires to employ the Employee pursuant to the terms of this Agreement, and the Employee desires to accept such employment.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

                                 Agreement:
                                 ---------

      1. Appointment and Duties. The Company employs the Employee on the terms and conditions set forth herein, and the Employee accepts such employment. The Employee shall initially serve as _______________________ of the Company, and shall perform all duties and functions reasonably appurtenant to such position and as directed by the Chief Executive Officer or Board of Directors of the Company. The Company, acting through its Chief Executive Officer or Board of Directors, may from time to time redefine the title and duties of the Employee in furtherance of the business of the Company. The Employee shall perform his duties in accordance with, and shall at all times strictly adhere to, all rules, regulations and policies as may be adopted from time to time by the Company.

      2. Full Time Employment. The Employee agrees that, during the term of his employment by the Company, he will devote his full working time, attention and energies to the diligent performance of his duties as an employee of the Company. The Employee shall not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other individual, corporation, partnership, governmental authority or other entity; (b) engage in any business venture or business activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise (except that the ownership of not more than one per cent of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation hereof); or (c) engage in any venture or activity which the Company may in good faith consider to interfere with Employee's performance of his duties hereunder.

      3. Compensation. All compensation shall be payable to the Employee in accordance with the Company's customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law.

           a. Salary. The Employee shall initially receive a base salary of $200,000 per year. Such salary shall be reviewed annually and may be increased, but not decreased, in the sole discretion of the Board of Directors of the Company.

           b. Bonus. The Employee shall be entitled to an annual bonus of not less than $102,000 payable on or before each anniversary of the Effective Date during the term hereof and conditioned only on the Employee's continued employment with the Company on each such anniversary date. At the request of the Employee, the Company shall pay all or any portion of such annual bonus to such other employees of the Company as may be specified by the Employee.

      4. Other Programs and Benefits. The Employee shall be entitled to participate in other programs and benefits provided by the Company (including, without limitation, group insurance plans and profit sharing plans) to the same extent as other employees of the Company similarly situated. Without limiting the generality of the foregoing, the Company shall provide health insurance benefits for the Employee comparable to those provided as of the date hereof. The Company shall pay the reasonable expense of mobile telephone usage for the Employee (but not members of the Employee's family). Notwithstanding any previous policy of the Company, the Employee shall be responsible for the cost of his automobile (including personal automobile insurance), country club dues and other non-reimbursable personal expenses.

      5. Term. Unless otherwise terminated in accordance with Section 6, the Employee's employment under this Agreement shall commence on the
 Effective Date  and  shall  continue until  the  third  anniversary  of  the
 Effective Date and thereafter at the will of the parties. Upon the termination of the Employee's employment for any reason, the Employee will be entitled to receive all accrued compensation through the date of termination.

      6. Termination and Severance. The employment of the Employee hereunder may be terminated by the Company at any time, with or without
 Cause (as defined below). In the event the employment of Employee is terminated by the Company without Cause, the Employee shall continue to receive an amount equal to his base salary at the time of termination for a period of time following the date of termination equal to the sum of (i) three months, plus (ii) one week for each completed month of service following the Effective Date; provided, that the total period of base salary continuation shall in no event exceed 12 months. The severance payments provided herein are in lieu of any and all other benefits or claims which the Employee might assert against the Company, and may be conditioned upon the Employee's execution of a full and complete release of the Company from any and all liabilities arising in connection with his employment by the Company or the termination thereof. Such severance payments shall be made to the Employee in accordance with the Company's customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law. For purposes of this Agreement, "Cause" shall mean any of the following, as determined in the good faith judgment of the Board of Directors of the Company: (i) commission of a crime (other than minor traffic violations); (ii) breach of any of the terms of this Agreement; or
 (iii) insubordination, dishonesty or neglect in the performance of the duties assigned to Employee hereunder.

      7. Non-Disclosure; Non-Competition; Non-Solicitation. The Company covenants and agrees that it will provide to the Employee all Confidential Information (as defined below) of the Company reasonably necessary to permit the Employee to fulfill his duties and responsibilities hereunder. The Employee acknowledges that, as a consequence of his employment by the Company, the Employee will be furnished and have access to substantially all Confidential Information of the Company. The Employee further acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Company and its business, (ii) the Company will suffer irreparable injury if the Employee breaches any of the terms of this Section 7, (iii) the Company will be at a substantial competitive disadvantage if it fails to acquire and maintain exclusive ownership of the Confidential Information or the Employee fails to abide by the restrictions provided for in this Section 7, (iv) the scope of the protective restrictions provided for in this Section 7 are reasonable when taking into account the Employee's access to Confidential Information and the importance of such Confidential Information to the Company, (v) the compensation being paid to the Employee pursuant to this Agreement and the post-employment rights of the Employee hereunder are sufficient inducement for the Employee to agree to the terms hereof, (vi) the provisions of this Section 7 are reasonable and necessary to protect the business of the Company, to prevent the improper use or disclosure of the Confidential Information and to provide the Company with exclusive ownership of all such Confidential Information, and (vii) the terms of this Section 7 preclude the Employee from engaging in the conduct of the business of the Company for a reasonable period.

           a.   Non-Disclosure Agreement.  Employee  agrees that he will  not
      (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree, (ii) use for his own account or use, cause, facilitate or allow any third party to use Confidential Information in any way, or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from the premises of the Company or the premises of any Company's customers.

           b. Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company's business, whether conceived, prepared or developed by the Employee, the Company or otherwise, either alone or with others ("Work Product"), shall be the sole property of the Company.

           c. Return of Materials. Upon termination of his employment for any reason, the Employee shall promptly deliver to the Company all materials in any medium containing, referring to or derived from any Confidential Information or Work Product of the Company, together with all other manuals, letters, notes, reports, data, tables and calculations which are the property of the Company, which are in the Employee's possession or under his control.

           d. Non-Competition Agreement. The Employee covenants and agrees that, during the term of his employment by the Company and for a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, directly or indirectly,
      (i) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any "Competing Business" (defined below) anywhere in the "Restricted Territories" (defined below); (ii) induce any customers of the Company to patronize any Competing Business; (iii) solicit or accept any Competing Business from any customer of the Company; (iv) request or advise any customers of the Company to withdraw, curtail or cancel such customer's business with the Company; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of the Company. For purposes of this Agreement, the term "Competing Business" is defined to mean any activity or business that is or would be competitive with the business conducted by the Company at the time of termination of the Employee's employment with the Company. The term "Restricted Territories" is defined to mean any state in which the Company is authorized to conduct its business.

           e. Non-Solicitation Agreement. For a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, either on his own behalf or on behalf of any Competing Business, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate such person's employment or agency, as the case may be, with the Company, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person which sells any products and services of, furnishes products or services to, or receives products and services from the Company, nor will the Employee attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company.

           f. Modification of Restrictions. The Employee agrees that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. The Employee further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

           g. Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 7, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by the Employee that the remedy at law for a breach of any of the covenants or provisions of this Section 7 may be inadequate and, therefore, the Company shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. The Employee waives any bond, surety, or other security that might be required of the Company as a condition of any such restraining order or injunctive relief.

           h. Confidential Information Defined. For purposes of this Agreement, "Confidential Information" means any proprietary information, and any information which the Company reasonably considers to be proprietary, pertaining to the Company's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to the Company, whether or not reduced to writing.

           i. Affiliates. Any reference to the Company in this Section 7 shall be deemed to include the Company, its parent corporation, its subsidiaries and any other entity controlled by or under common control with such parent or subsidiaries.

      8. Applicable Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE DEEMED PERFORMABLE IN TARRANT COUNTY, TEXAS, AND ANY ACTION TO ENFORCE OR CONSTRUE THE TERMS OF THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS.

      9. Attorney Fees. If any action at law or in equity, including an action for injunction or declaratory relief, is brought to enforce or interpret the provisions of this Agreement, each party shall pay their own legal fees and all of their costs and expenses of litigation.

      10. Non-Waiver. The failure by the Company to complain of any act or omission on the part of the Employee, no matter how long the same may continue, shall not be deemed to be a waiver by the Company of any of its
 rights under  this  Agreement.   The  waiver by  the  Company at  any  time,
 expressed or implied, of any breach or attempted breach of this Agreement shall not be deemed a waiver or a consent to any subsequent breach or
 attempted breach  of the  same or  any other  type.   If any  action by  the
 Employee shall require the consent or approval of the Company, such consent to or approval of the Company to such action on any one occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.

      11. Provisions Severable. Should any term or provision of this Agreement for any reason be held to be or declared illegal, invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject, term or provision is deemed to be illegal, invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In the event that any of the terms or provisions of this Agreement shall be held to be or declared illegal, invalid, void or unenforceable solely by virtue of the fact that such term or provision exceeds the permissible bounds of applicable law with respect to its scope or duration, this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope or duration of such term or provision to that permissible under applicable law, and the parties request that any court examining such issue employ great latitude in reforming this Agreement so as to make this Agreement, as reformed, valid and enforceable.

      12. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersede all prior understanding or agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement. Except as provided herein, no amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by all parties hereto.

      13. Binding Effect and Assignment. Each and all of the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the respective successors, heirs, and legal representatives of the Company and the Employee. This Agreement may not be assigned by either party without the prior written consent of the other party.

      14. Notice. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be deemed to have been duly given immediately upon personal delivery or mailing by first class, certified mail, postage prepaid. Any party may change the address to which notices, requests, demands or other communications to such party shall be mailed or sent by giving notice to the other parties in the manner provided herein. The addresses of the parties for purposes of this Agreement are as set forth on the signature page hereof.

      15. Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

      16. Execution in Counterparts. This Agreement and any amendment may be executed in any number of counterparts, either by the parties or their duly authorized attorney-in-fact, with the same effect as if all parties had signed the same document.

      IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed to be effective as of the Effective Date hereinabove set forth.


                                    COMPANY:
                                    -------

                                    TEXAS GENERAL AGENCY, INC.


                                    ----------------------------------------
                                    Mark E. Schwarz, Chief Executive Officer

                                    Notice Address:
                                    --------------

                                    777 W. Main Street
                                    Suite 1000
                                    Fort Worth, Texas  76102
                                    Attn.:  Chief Executive Officer


                                    EMPLOYEE:
                                    --------


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                                    Notice Address:
                                    --------------

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